UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A” amends the Current Report on Form 8-K filed by PetVivo Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on January 9, 2023 (the “Original Form 8-K”). This Amendment No. 1 amends and restates (i) Item 1.01 of the Original Form 8-K to reflect the total number of shares of the Company’s common stock (“Registered Shares”) sold in the Registered Offering and the gross and net proceeds received by the Company from the Registered Offering and (ii) Item 9.01 of the Original Form 8-K to include updated exhibits.

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2023, PetVivo Holdings, Inc. (the “Company”) entered into an amended and restated securities purchase agreement with certain accredited investors (the “Amended Purchase Agreement”), pursuant to which the Company agreed to issue and sell an aggregate of 610,011 Registered Shares in the Registered Offering at a purchase price of $2.32 per share. The initial closing for the sale of Registered Shares having an aggregate offering price of $1,334,025.52 occurred on January 9, 2023. The second closing for the sale of Registered Shares having an aggregate offering price of $81,200.00 occurred on January 13, 2023.

The gross proceeds from the Offering were $1,415,225.52. The Company estimates that the net proceeds from the Registered Offering will be approximately $1,390,226.00, after deducting offering expenses in the amount of $25,000. The Company intend to use the net proceeds from the Registered Offering primarily for commercialization of its lead product Spryng™ with OsteoCushion™ Technology, to finance clinical trials and to fund working capital and general corporate purposes.

The Registered Shares were offered pursuant to a prospectus supplement dated January 5, 2023, and a base prospectus dated May 13, 2022, which is part of a registration statement (“Registration Statement”) on Form S-3 (Registration No. 333-264700) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 13, 2022. Copies of the prospectus supplement and the accompanying prospectus relating to the Registered Shares may be obtained for free by visiting the SEC’s website at www.sec.gov.

The form of Amended Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K/A and is incorporated herein and into the Registration Statement by this reference. The legal opinion of Fox Rothschild LLP, counsel to the Company, relating to the validity of the Registered Shares sold in the Registered Offering is filed as Exhibit 5.1 to this Form 8-K/A and is incorporated herein and into the Registration Statement by this reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Fox Rothschild LLP
10.1	Form of Amended and Restated Securities Purchase Agreement dated as of January 5, 2023
23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: January 19, 2023	By:	/s/ John Lai
John Lai, Chief Executive Officer